Exhibit 10.16
LEASE AGREEMENT
This lease agreement (hereinafter, “the Agreement”) is entered into by and between:
(i) MONGIANA LTDA, NIT [Tax ID] No. 900.110.098-8, a company duly incorporated by means of notarial deed No. 2834 of September 22, 2006, registered with notary’s office No. 35 of Bogotá circuit, as evidenced by the certificate of legal existence and representation issued by the Bogotá Chamber of Commerce, enclosed herewith, duly empowered to execute this agreement pursuant to the minutes of Shareholders’ Meeting No. 18 held on January 12, 2011, with offices in Bogotá D.C. for the purposes of this agreement, herein represented by JAIRO ANTONIO RINCÓN MORALES, as identified below his signature, acting in his capacity as legal representative of the company, as evidenced by the Certificate Legal Existence and Representation issued by the Bogotá Chamber of Commerce, hereinafter referred to as LESSOR; and,
(ii) IGNACIO CARIDE, of age, residing at Bogotá D.C., holder of Foreigner ID Card No. 364610 issued in Bogotá, herein acting in his capacity as manager and legal representative of MERCADOLIBRE COLOMBIA S.A. (NIT No. 830067394-6), a company duly incorporated by means of notarial deed No. 0000204 of February 7, 2000, registered with Notary’s Office No. 36 of the Bogotá circuit, as evidenced by the certificate of legal existence and representation issued by the Bogotá Chamber of Commerce, enclosed herewith, duly empowered to execute this agreement pursuant to the minutes of Board of Director’s Meeting No. 25 held on February 17, 2009, hereinafter referred to as LESSEE;
pursuant to the following terms and conditions and, absent a contractual provision, to the law applicable to this kind of agreement.
WHEREAS
1. LESSOR built the CITY BUSINESS Project (hereinafter, the “Project”) located in the city of Bogotá at Transversal 23 Nº 97-73, on the lot identified in Real Estate Registration Sheet [Folio de Matrícula Inmobiliaria] No. 50C- 1685921, with a total area of THREE THOUSAND, NINE HUNDRED AND FIFTY-NINE SQUARE METERS (3,959.00 m2).
2. LESSEE will engage in the construction of the second stage of the Project (hereinafter, “the Second Stage”), which will be architecturally integrated with the CITY BUSINESS Project and governed by the terms and conditions of the current Condominium Regulations, as amended and supplemented.
TERMS AND CONDITIONS:
SECTION 1. PURPOSE: LESSOR hereby undertakes to lease LESSEE the premises specified below and, in turn, LESEE undertakes to pay LESSOR a monthly rent.
DESCRIPTION OF THE PREMISES: The premises subject to this lease agreement are the following: SUITE FOUR HUNDRED AND FIVE (405) of the CITY BUSINESS Project, entitling LESSEE to the use of EIGHT (8) PARKING SPACES, the numbers and location of which shall be specified by LESSOR. These premises are comprised in the CITY BUSINESS PROJECT.
SUITE FOUR HUNDRED AND FIVE (405), FOURTH FLOOR (4th). Approximate area: Total Built Area: five hundred and thirty-three meters and seventy-five centimeters (533.75 m2.)
A total of Eight (8) PARKING SPACES, each covering an approximate area of eleven square meters (11.00 m2).
PARAGRAPH ONE: Irrespective of the distinction made regarding their area and boundaries, the premises are leased as a single lot. Having visited the premises, LESSEE grants his consent on this regard. _____________________________________
SECTION 2. ISSUES RELATED TO THE PROJECT’S CONDOMINIUM REGULATIONS:
2.1 In addition to the Suite described in Section 1 above, the rights and duties of LESSEE fall within the scope of this Agreement as established in the Condominium Regulations contained in Notarial Deed No. 2318 of August 6, 2009, which sets forth the condominium ownership rules.

Through the execution of this lease agreement, LESSEE acknowledges LESSOR’s exclusive right over the project’s name as well as its reserved right to modify the name during the term of execution of the works as the project may require it.
2.2 LESSEE hereby accepts with no objections the entire Condominium Regulations drafted in connection with these premises by LESSOR in its capacity as owner, and undertakes to abide by them in full, as well as to strictly comply with the duties imposed on him under such regulations, in particular, to pay regular common expenses in due time, pro rata to its percentage share as specified by LESSOR.
SECTION 3. PURCHASE OF THE PREMISES: LESSOR purchased the premises on which the Project was built as specified below:
El Lote de Terreno sobre el que se levantaran las obras contractivas de “Plaza 100 — Centro de Negocios”, del cual hará(n) parte la (las) Unidades Privadas prometido(s) en venta, fue adquirido por LA PROMETIENTE VENDEDORA por compra realizada de cuatro (4) Lotes de la siguiente forma: (i) Lote doce (12) de la Manzana cincuenta y seis (56) a la sociedad BOCACOLINA S.A. mediante escritura pública numero seiscientos cuatro (604) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (ii) Lote dos (2) Manzana cincuenta y seis (56) a la sociedad INVERSIONES BOYSI LTDA, mediante escritura pública número seiscientos tres (603) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iii) Lote seis (6) Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA mediante escritura pública numero dos mil novecientos ochenta y ocho (2.988) del tres (3) de octubre de dos mil seis (2006), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iv) Lote cuatro (4) de la Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA, mediante escritura pública número dos mil novecientos ochenta y siete (2.987) del tres (3) de octubre de dos mil seis (2006) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C., lotes que posteriormente fueron englobados mediante Escritura Pública número mil seiscientos cincuenta y cuatro (1.654) del dieciocho (18) de mayo de dos mil siete (2007), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.
El Lote de Terreno sobre el que se levantaran las obras contractivas de “Plaza 100 — Centro de Negocios”, del cual hará(n) parte la (las) Unidades Privadas prometido(s) en venta, fue adquirido por LA PROMETIENTE VENDEDORA por compra realizada de cuatro (4) Lotes de la siguiente forma: (i) Lote doce (12) de la Manzana cincuenta y seis (56) a la sociedad BOCACOLINA S.A. mediante escritura pública numero seiscientos cuatro (604) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (ii) Lote dos (2) Manzana cincuenta y seis (56) a la sociedad INVERSIONES BOYSI LTDA, mediante escritura pública número seiscientos tres (603) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iii) Lote seis (6) Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA mediante escritura pública numero dos mil novecientos ochenta y ocho (2.988) del tres (3) de octubre de dos mil seis (2006), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iv) Lote cuatro (4) de la Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA, mediante escritura pública número dos mil novecientos ochenta y siete (2.987) del tres (3) de octubre de dos mil seis (2006) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C., lotes que posteriormente fueron englobados mediante Escritura Pública número mil seiscientos cincuenta y cuatro (1.654) del dieciocho (18) de mayo de dos mil siete (2007), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.
El Lote de Terreno sobre el que se levantaran las obras contractivas de “Plaza 100 — Centro de Negocios”, del cual hará(n) parte la (las) Unidades Privadas prometido(s) en venta, fue adquirido por LA PROMETIENTE VENDEDORA por compra realizada de cuatro (4) Lotes de la siguiente forma: (i) Lote doce (12) de la Manzana cincuenta y seis (56) a la sociedad BOCACOLINA S.A. mediante escritura pública numero seiscientos cuatro (604) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (ii) Lote dos (2) Manzana cincuenta y seis (56) a la sociedad INVERSIONES BOYSI LTDA, mediante escritura pública número seiscientos tres (603) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iii) Lote seis (6) Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA mediante escritura pública numero dos mil novecientos ochenta y ocho (2.988) del tres (3) de octubre de dos mil seis (2006), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iv) Lote cuatro (4) de la Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA, mediante escritura pública número dos mil novecientos ochenta y siete (2.987) del tres (3) de octubre de dos mil seis (2006) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C., lotes que posteriormente fueron englobados mediante Escritura Pública número mil seiscientos cincuenta y cuatro (1.654) del dieciocho (18) de mayo de dos mil siete (2007), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.
El Lote de Terreno sobre el que se levantaran las obras contractivas de “Plaza 100 — Centro de Negocios”, del cual hará(n) parte la (las) Unidades Privadas prometido(s) en venta, fue adquirido por LA PROMETIENTE VENDEDORA por compra realizada de cuatro (4) Lotes de la siguiente forma: (i) Lote doce (12) de la Manzana cincuenta y seis (56) a la sociedad BOCACOLINA S.A. mediante escritura pública numero seiscientos cuatro (604) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (ii) Lote dos (2) Manzana cincuenta y seis (56) a la sociedad INVERSIONES BOYSI LTDA, mediante escritura pública número seiscientos tres (603) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iii) Lote seis (6) Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA mediante escritura pública numero dos mil novecientos ochenta y ocho (2.988) del tres (3) de octubre de dos mil seis (2006), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iv) Lote cuatro (4) de la Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA, mediante escritura pública número dos mil novecientos ochenta y siete (2.987) del tres (3) de octubre de dos mil seis (2006) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C., lotes que posteriormente fueron englobados mediante Escritura Pública número mil seiscientos cincuenta y cuatro (1.654) del dieciocho (18) de mayo de dos mil siete (2007), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.

El Lote de Terreno sobre el que se levantaran las obras contractivas de “Plaza 100 — Centro de Negocios”, del cual hará(n) parte la (las) Unidades Privadas prometido(s) en venta, fue adquirido por LA PROMETIENTE VENDEDORA por compra realizada de cuatro (4) Lotes de la siguiente forma: (i) Lote doce (12) de la Manzana cincuenta y seis (56) a la sociedad BOCACOLINA S.A. mediante escritura pública numero seiscientos cuatro (604) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (ii) Lote dos (2) Manzana cincuenta y seis (56) a la sociedad INVERSIONES BOYSI LTDA, mediante escritura pública número seiscientos tres (603) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iii) Lote seis (6) Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA mediante escritura pública numero dos mil novecientos ochenta y ocho (2.988) del tres (3) de octubre de dos mil seis (2006), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iv) Lote cuatro (4) de la Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA, mediante escritura pública número dos mil novecientos ochenta y siete (2.987) del tres (3) de octubre de dos mil seis (2006) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C., lotes que posteriormente fueron englobados mediante Escritura Pública número mil seiscientos cincuenta y cuatro (1.654) del dieciocho (18) de mayo de dos mil siete (2007), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.
El Lote de Terreno sobre el que se levantaran las obras contractivas de “Plaza 100 — Centro de Negocios”, del cual hará(n) parte la (las) Unidades Privadas prometido(s) en venta, fue adquirido por LA PROMETIENTE VENDEDORA por compra realizada de cuatro (4) Lotes de la siguiente forma: (i) Lote doce (12) de la Manzana cincuenta y seis (56) a la sociedad BOCACOLINA S.A. mediante escritura pública numero seiscientos cuatro (604) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (ii) Lote dos (2) Manzana cincuenta y seis (56) a la sociedad INVERSIONES BOYSI LTDA, mediante escritura pública número seiscientos tres (603) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iii) Lote seis (6) Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA mediante escritura pública numero dos mil novecientos ochenta y ocho (2.988) del tres (3) de octubre de dos mil seis (2006), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iv) Lote cuatro (4) de la Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA, mediante escritura pública número dos mil novecientos ochenta y siete (2.987) del tres (3) de octubre de dos mil seis (2006) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C., lotes que posteriormente fueron englobados mediante Escritura Pública número mil seiscientos cincuenta y cuatro (1.654) del dieciocho (18) de mayo de dos mil siete (2007), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.
(i) Lot twelve (12) of Block fifty-six (56) from BOCACOLINA S.A. through notarial deed No. six hundred and four (604) of February 28, 2007, registered with Notary’s Office No. Thirty-Five (35) in Bogotá D.C.
(ii) Lot two (2) of Block fifty-six (56) from INVERSIONES BOYSI LTDA through notarial deed No. six hundred and three (603) of February 28, 2007, registered with Notary’s Office No. Thirty-Five (35) in Bogotá D.C.
(iii) Lot six (6) of Block fifty-six (56) from PRADO ALTO LTDA through notarial deed No. two thousand, nine hundred and eighty-eight (2988) of October 3, 2006, registered with Notary’s Office No. Thirty-Five (35) in Bogotá D.C.
(iv) Lot four (4) of Block fifty-six (56) from PRADO ALTO LTDA through notarial deed No. two thousand, nine hundred and eighty-seven (2987) of October 3, 2006, registered with Notary’s Office No. Thirty-Five (35) in Bogotá D.C. These lots where later joined by means of Notarial Deed No. one thousand, six hundred and fifty-four (1654) of May 18, 2007, registered with Notary’s Office No. Thirty-Five (35) in Bogotá D.C.
El Lote de Terreno sobre el que se levantaran las obras contractivas de “Plaza 100 — Centro de Negocios”, del cual hará(n) parte la (las) Unidades Privadas prometido(s) en venta, fue adquirido por LA PROMETIENTE VENDEDORA por compra realizada de cuatro (4) Lotes de la siguiente forma: (i) Lote doce (12) de la Manzana cincuenta y seis (56) a la sociedad BOCACOLINA S.A. mediante escritura pública numero seiscientos cuatro (604) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (ii) Lote dos (2) Manzana cincuenta y seis (56) a la sociedad INVERSIONES BOYSI LTDA, mediante escritura pública número seiscientos tres (603) del veintiocho (28) de febrero de dos mil siete (2007) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iii) Lote seis (6) Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA mediante escritura pública numero dos mil novecientos ochenta y ocho (2.988) del tres (3) de octubre de dos mil seis (2006), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.. (iv) Lote cuatro (4) de la Manzana cincuenta y seis (56) a la sociedad PRADO ALTO LTDA, mediante escritura pública número dos mil novecientos ochenta y siete (2.987) del tres (3) de octubre de dos mil seis (2006) otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C., lotes que posteriormente fueron englobados mediante Escritura Pública número mil seiscientos cincuenta y cuatro (1.654) del dieciocho (18) de mayo de dos mil siete (2007), otorgada en la Notaría Treinta y Cinco (35) de Bogotá D.C.

SECTION 4. TERM AND RENEWAL:
INITIAL TERM: THREE (3) YEARS.________________________
EFFECTIVE DATE: February 1, 2011. _______________________
TERMINATION DATE: January 31, 2014. ____________________
SOLE PARAGRAPH: LESSOR shall deliver to LESSEE the suite subject to this lease agreement on February 1, 2011, for its refurbishment and maintenance. Nonetheless, performance of the agreement shall be enforceable sixty (60) days thereafter, i.e. April 1, 2011.
RENEWAL: Upon expiration of the initial term, and absent a notice from LESSOR informing LESSEE of its decision not to extend the agreement, this agreement shall be automatically renewed for equal periods, and the rent shall increase by the percentage established in Section 6 hereof. _______________________________________________
PARAGRAPH ONE: Every warranty and provision set forth in this agreement shall survive during the renewal and until termination hereof, except as regards rent increase, which shall be governed by Section 6 below. Notwithstanding the foregoing, if necessary, LESSOR may call a meeting with LESSEE within the first month of each renewed period, if applicable, in order to provide for new issues in connection with the agreement. _______________________________________________
SECTION 5. MONTHLY RENT: The monthly rent agreed upon by the parties applicable to the first twelve (12) months hereof for the entire premises leased (suite and parking spaces, pursuant to Section 1 above), shall be TWENTY-SIX MILLION, SIX HUNDRED AND EIGHTY-SEVEN THOUSAND, FIVE HUNDRED PESOS (COP 26,687,500.00), COLOMBIAN LEGAL TENDER, which equals fifty thousand Colombian Pesos (COP 50,000) for each square meter of the suite. The applicable VAT shall be added to this amount.
PARAGRAPH ONE: LESSEE shall pay the monthly rent to LESSOR in accordance with this Section upon submission of an invoice, within the first ten (10) days of each month upon receipt of the purchase invoice.
PARAGRAPH TWO: On the date of execution of this lease agreement, LESSEE paid LESSOR the amount of TWENTY-SIX MILLION, SIX HUNDRED AND EIGHTY-SEVEN THOUSAND, FIVE HUNDRED PESOS (COP 26,687,500.00) IN COLOMBIAN LEGAL TENDER. LESSOR hereby acknowledges receipt of such amount plus the applicable VAT.
This amount pertains to ONE (1) monthly rent, as down payment of the amount payable by LESSEE to LESSOR from April 1, 2011, which shall be charged to the first month of the lease, that is, until May 1, 2011.
SECTION 6. RENT INCREASE: _____________________________________
SOLE PARAGRAPH: The same increase procedure shall apply in the event of renewal of the agreement. Additional points shall be specified within the first month of each renewed period. _________________________
SECTION 7. PAYMENT PLACE AND TIME: LESSEE hereby undertakes to pay the rent in advance, within the first ten (10) days following receipt of the invoice each month, during the entire term of this Agreement and any subsequent renewals hereof, through a deposit or wire transfer to checking account No. 384-00297-8 held by MONGIANA LTDA with Banco de Bogotá. ______________
LATE PAYMENT INTEREST: In the event of delay in payment of the rent in the manner and within the term set forth in this Section, LESSEE shall acknowledge and pay late payment interest accrued durng the term of delay, at the highest legal commercial rate provided in Section 884 of the Commercial Code, as amended by Section 111 of Law No. 510, enacted in 1999. Notwithstanding the foregoing, LESSOR may commence any legal actions as it may be entitled to by virtue of this agreement and under the law.

SECTION 8. SCOPE OF THE WORKS: LESSOR shall deliver the premises subject to this lease agreement to LESSEE with all their appurtenances, rights of use and easements, shell and core, with the following specifications: skim-plastered, coated or filled walls, as the case may be, with a coat of vinyl paint, as a sole, undivided room (each), with an aluminum structure to support ceilings, with utilities and smoothed-down though not leveled floors.
Additional electric, water and telephone internal installations other than the items that LESSOR shall deliver under this agreement, as well as any other additional finishing works, including floor finishing, shall be borne and performed directly by LESSEE. To such end, LESSEE hereby undertakes to fully abide by the architectural, structural, hydraulic and electric design of the Building. LESSEE hereby acknowledges that the Building has been designed to support light internal walls and, thus, undertakes not to build masonry of any kind inside the office. Consequently, only drywall and/or light divisions may be built.
PARAGRAPH ONE: LESSEE acknowledges that the premises subject to this lease agreement pertain to the First Stage of the Project and that a Second Stage will be developed as well, which will be integrated to the First Stage. Accordingly, LESSEE hereby consents to any inconveniences which this situation may entail, such as noise, dust and the presence of construction workers, but which may not affect the regular use of the office and parking spaces leased.
PARAGRAPH TWO: LESSEE hereby expressly represents knowing and accepting the Building’s plans and, specifically, those pertaining to the premises he will receive in lease, including their location, boundaries, adjoining lots, area, dimensions and other specifications, and not having any doubts or objections in this regard. Based on the knowledge thus acquired, LESSEE further declares to be satisfied and accepts, in any case, the final boundaries, area and dimensions.
SECTION 9. DELIVERY: LESSOR shall surrender mere possession of the premises on February 1, 2011, upon submission by LESSEE of the proof of payment of the relevant insurance policy and in accordance with the conditions set forth in the document executed at that time.
The parties hereto agree that LESSOR shall be released from its duty to comply with the term set to deliver the premises upon the occurrence of certain events, including but not limited to: labor strike or halt of activities, circumstances attributable to third parties, force majeure events or acts of God, among others. Should any of these events occur, the term set herein to deliver the premises shall be extended for the as long as the above circumstances last. LESSOR shall inform LESSEE of the new delivery date through a written notice sent to the address indicated below.
SECTION 10. USE OF THE PREMISES: The premises subject to this agreement shall only be used to set up offices, in accordance with the standards set forth by the Administration Body of the CITY BUSINESS Project. ____________________________
PARAGRAPH ONE: LESSEE undertakes to carry out, at his own expense, every necessary procedure before the District’s agencies and authorities in order to commence the operation of its business in the premises. In turn, LESSOR guarantees that the competent public authority has duly authorized the use of the building where the premises subject to this Agreement are located, as well as of the premises themselves, for the purpose of installing business offices.
PARAGRAPH TWO: LESSEE undertakes not to change the use established herein and not to sublet or assign, whether in whole or in part, neither the use and enjoyment of the leased premises nor the rights and duties arising from the agreement, without the prior written consent of LESSOR.
SECTION 11. ASSIGNMENT AND SUBLETTING: LESSEE may only assign, in whole or in part, his rights and duties under this agreement or sublet, in whole or in part, the premises subject to this agreement with the prior express consent of LESSOR.
LESSOR may assign in whole or in part his rights arising from this agreement. This assignment shall be effective against LESSEE from the date a written notice is served informing him of the assignment. LESSEE hereby undertakes to comply with his duties towards the assignee from the date the assignment is notified to him in writing to the address indicated herein.
SOLE PARAGRAPH: Failure to comply with this Section shall be deemed to infringe LESSOR’s rights. _________________

SECTION 12. UTILITIES AND ADMINISTRATION: LESSEE hereby represents that the Project has an individual meter system for the supply of Electric Power. As regards the Water and Sewage services, there are common meters; thus, the cost of the services shall be billed and/or calculated pro rata with the monthly payment of the administration fee. With regard to the ordinary administration expenses, the amount due shall be wired directly to the company appointed for such purpose. This amount shall include the monthly fees for the Parking Lot surveillance and operation services, in proportion to the parking spaces pertaining to the suite subject to this Agreement.
PARAGRAPH ONE: Under no circumstances shall LESSOR be responsible for any delay by District Companies in the installation of this or other services. _______________________________________________
PARAGRAPH TWO: LESSEE shall bear the costs of any damage caused by public utility companies at any time due to regulation violations attributable to LESSEE, as well as the cost of any reconnection and, in general, any expenses incurred in this regard. LESSOR shall under no circumstances be liable for any deficiencies in the services which the premises are entitled to receive, for which the pertaining public companies shall be responsible, nor for the payment of any excessive amounts arising from the calculation of such services. In the event that LESSEE does not pay the public services related to the premises subject to this agreement, LESSOR shall notify LESSEE requiring him to comply with his duties. LESSEE hereby expressly waives the right to be notified by a court and accepts liability for any amounts disbursed by LESSOR in this regard. LESSEE shall further bear the cost of the public services provided from the date of delivery of the premises, as well as the administration fees. In order to calculate these payments, the billing periods established by utility companies shall be taken into account in addition to the delivery date. LESSEE shall exclusively bear the cost of water, sewage, electric power and other services related to the premises from the date of delivery thereof. ________________
PARAGRAPH THREE: LESSEE may not request on behalf of LESSOR telephone services, cable TV or related subscriptions, phone book or newspaper advertisements and, in general, any services charged to the premises, without prior, express, written consent from LESSOR. Failure to comply with this Section shall amount to breach of this lease agreement, entitling LESSOR to commence the relevant legal proceedings. It is hereby expressly set forth that, from this moment, the parties shall not share the costs of these items, insofar as these services shall be clearly received, requested and installed at the expense of LESSEE. On the date the premises are returned due to the termination of this lease agreement, on any grounds, LESSEE shall surrender the relevant proofs of payment and of the effective transfer of any lines and services in his name, thereby rendering the suite free from any charges on those accounts. _____________________________________
PARAGRAPH FOUR: LESSEE undertakes to submit on a quarterly basis the receipts proving payment of the relevant public services. _____________________________________________
SECTION 13. REPAIR WORKS AND IMPROVEMENTS TO THE PREMISES: LESSEE undertakes to perform at his own expense any repairs needed on account of the lease and those necessary due to circumstances attributable to him or to his employees. LESSEE may not make any modification or improvement to the leased premises without LESSOR’s prior written consent. For this purpose, LESSEE shall enclose the relevant plans to his request. Should LESSOR authorize any improvements, such improvements may only be removed upon termination of the agreement insofar as LESSEE restores the premises to their original physical conditions, with the consent of LESSOR’s representative or any person appointed thereby. If the premises are likely to get damaged by the removal of the improvements made, these improvements shall remain with the premises and LESSEE shall leave them without being entitled to claim any compensation from LESSOR. Necessary repair works shall be borne by LESSOR pursuant to Section 1985 of the Civil Code. ___________________________________
SECTION 14. RETURN OF THE PREMISES: In the event that the agreement is not renewed, LESSEE shall return the premises upon termination of the agreement, which is hereby initially established to occur on January 31, 2014, or upon termination of the agreement on any grounds, in accordance with the following provisions: ________________________________
1. LESSEE shall be completely current in his obligations, especially in those related to rent payment, late payment interest, if any, utilities and any other pertaining item. ________________________
2. LESSEE shall return the premises in the same conditions they currently are, together with any items installed and electric, water, sanitary and telephone devices in good working conditions; in general, in the same conditions they were received except for the normal wear and tear resulting from the activities carried out by LESSEE. ____________________
3. LESSEE undertakes to pay any amounts accrued albeit not billed for any utilities used as of the date of return of the premises due to the termination of this agreement. LESSEE shall pay these amounts upon submission of the relevant invoices and/or bills. _____________________
4. Acknowledgements of debt or payment in premiums or good will shall not be accepted. ______________________
SOLE PARAGRAPH. MOVINGS: In order to move, LESSEE shall be current in every account with respect to LESSOR. ___________

15.1 LESSEE’S OBLIGATIONS: In addition to the obligations set forth herein, LESSEE shall: __________
1. Notify LESSOR of any damage inflicted upon the premises that may pose a hazard to the construction or the regular operation of the premises’ utilities. ______________________________________________________________
2. Perform any repair works required on account of the lease under the law, pay any disinfection expenses or take such other measures aimed at restoring or preserving the premises’ health and safety as required by the competent authorities. _________________
3. Allow LESSOR or its representatives to inspect the premises at any time in order to verify their conditions and preservation or other circumstances LESSOR may be concerned about. To this end, the parties hereto shall agree upon the date and time of such inspection a business day in advance, except in the event of a verified emergency. _______________________________
4. Timely pay the amounts accrued on rent, utilities, damage caused to the premises, and such other amounts arising under and during the life of this agreement. ______________________________________________________________
5. LESSEE shall refrain from keeping explosive substances or any other element that may pose a threat to the preservation, safety and health of the premises. LESSEE shall further restrain from using the premises for any purposes prohibited by the law and the Building’s condominium regulations. ______________________________________________________________
6. Abide by the CITY BUSINESS Project’s regulations, pursuant to the guidelines established in the Building’s Condominium Regulations. ______________________________________________________________
15.2. LESSOR’S OBLIGATIONS:
1. Deliver the leased premises to LESSEE. _______________________________
2. Guarantee LESSEE the use and enjoyment of the leased premises free from any disruption or hindrance. __________________
SECTION 16. TERMINATION: This agreement may be terminated on the following grounds: _____________
1. LESSEE’s immoral or outrageous behavior. _______________________________
2. Use of the premises for unlawful purposes or for any purpose other than the one set forth herein. __________________
3. Failure by LESSEE to timely make one or more rent, utilities or any other kind of payment due under this agreement. _________
4. Failure by LESSEE to comply with the initial term of the agreement or any renewal or extension thereof. _____________
5. Mutual agreement of the parties. _______________________________
6. Request by LESSOR or LESSEE at least six (6) months prior to the expiration of the initial term or of any renewal.
No penalties or sanctions shall apply in this case and LESSEE shall return the premises on the pertaining termination date. _________
7. Request by LESSEE with no statement of reasons at least three (3) months prior to the date on which he desires to terminate the Agreement. No penalties or sanctions shall apply in this case either.
8. Failure by LESSEE to submit the insurance policy provided for in Section 24 hereof and, in the event of renewal of the agreement, failure to pay the renewal of such policy. _______________________________
When applicable, any evidence liable to be submitted within the framework of summary proceedings shall constitute sufficient evidence. ______________________________________________________________
SECTION 17. LIQUIDATED DAMAGES: Breach or violation by LESSEE of any of his duties under this agreement shall entitle LESSOR to terminate the agreement and demand the return of the premises by serving prior notice of demand for compliance within a term of at least 15 business days. Should LESSEE fail to remedy this breach, LESSEE shall pay LESSOR an amount equal to three (3) current rent payments as of the date on which the breach occurred by way of damages, irrespective of the amounts owed to LESSOR on account of rent, late payment interest, utilities and damages that may result from the breach.
SECTION 18. POSSESSION: LESSEE hereby represents not having possessed the premises subject to this agreement prior to the execution hereof. _______________________________
SECTION 19. LIABILITY: LESSOR shall not be liable for any damage caused to third parties or to LESSEE’s employees, nor for any theft or damage resulting from flooding, fire, earthquakes, or any other cause.

SECTION 21. NOTICES OF DEMAND: Breach by any Party of any of the duties arising from this Agreement shall entitle the non-breaching Party to declare the default of the other Party after serving a written notice demanding compliance with the undertaken obligations within a term of at least 15 business days. Should the breaching party not comply with its duties during that term, it shall be deemed in default, in which case the non-breaching Party shall be entitled to (i) demand compliance or (ii) terminate this Agreement by operation of law, without resorting to the courts, by means of a simple notice. The non-breaching Party shall at all times be entitled to receive compensation for any damages sustained.
SECTION 22. The parties hereby agree that, if the agreement is not renewed, LESSOR may put the premises up for lease and/or sale within the terms fixed for the return of the premises. For this purpose, LESSEE shall allow any person duly authorized by LESSOR to enter the premises upon prior notice, insofar as this does not interfere with the regular use of the leased premises. _____________
SECTION 23. NOTICES: For any purpose related to the execution and performance hereof, letters, notices and, in general, every piece of mail exchanged between the parties shall be sent in writing to the following addresses:
LESSOR,
MONGIANA LTDA
Address: Cra 7 No. 156- 78 Piso 19
Ciudad Bogotá D.C.
Phone No.: 5 27 88 81
Fax No.: 5 57 59 62
LESSEE,
MERCADOLIBRE COLOMBIA S.A.
Address: Calle 93B No. 17-25 Ofc. 406,
Ciudad de Bogotá D.C.
Phone No.: 6213777 Ext. 406
SECTION 24. INSURANCE: LESSEE undertakes to take out and pay an insurance policy to guarantee payment of the rent, administration fees and utilities during the term of the agreement, from any Insurance Company chosen by LESSEE to the satisfaction of LESSOR. Failure to submit the relevant policy within five (5) days from the date hereof shall be construed as a breach by LESSEE of this lease agreement. Should the agreement be renewed, the abovementioned policy shall also be renewed and/or extended. _______________________________
PARAGRAPH ONE: The company shall submit to LESSEE a quote for a new policy twenty (20) days prior to the expiration of the policy purchased. Should the agreement be renewed, LESSEE shall renew and/or extend the abovementioned policy and timely pay the pertaining premium. LESSOR may only charge this amount in the relevant invoice. ______________________
SECTION 25. AMENDMENTS TO THE AGREEMENT: Any amendment or supplement to the Agreement by mutual consent of the parties shall be made in writing in order to be valid, for oral agreements shall bear no effects.
SECTION 26. ENTIRE AGREEMENT: This Agreement supersedes all prior written and oral agreements and understandings between the parties over the premises hereby leased. This Agreement contains the rights and duties of the parties and replaces any prior understanding between the parties established in any other document and/or agreement.
SECTION 27. APPLICABLE LAW: The PARTIES hereto agree that this AGREEMENT shall be governed by the laws of the Republic of Colombia.

SECTION 28. DISPUTE RESOLUTION: The parties hereto shall endeavor to solve any disputes of any nature arising under or during the performance of this agreement, including those related to contractual breaches, through dispute resolution proceedings involving the parties themselves, such as accord and satisfaction or settlement proceedings within thirty (30) calendar days from the date on which any party so requests the other in writing, term which may be extended by mutual agreement. The parties hereto shall exhaust these instances within the term set above before initiating any kind of legal claim or submitting the claim to the ordinary competent courts of the city of Bogotá.
El presente Contrato deja sin valor alguno cualquier estipulación o acuerdo que de manera verbal o escrita hayan efectuado las partes sobre el inmueble aquí prometido en arrendamiento, dejando en claro que este Contrato reúne las obligaciones y derechos de las partes y reemplaza cualquier otra estipulación que se haya efectuado con anterioridad en cualquier otro documento y/o contrato

LESSOR:	LESSEE

[Signature]	[Signature]
MONGIANA LTDA	MERCADOLIBRE COLOMBIA S.A.
JAIRO ANTONIO RINCÓN MORALES	IGNACIO CARIDE
ID No.: 17147223	Foreign ID No.: 364610
[Seal:] Legal Department. Approved.